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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Dow Chemical Company:

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-4 of our report dated March 28, 2001, appearing in the Current Report on Form 8-K dated April 4, 2001 of The Dow Chemical Company, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Midland, Michigan
August 10, 2001